CENTURY GAMING, INC. CONSOLIDATED STATEMENTS OF INCOME FOR THE NINE MONTHS ENDED MARCH 31, 2022 (Unaudited) (in thousands) Nine Months Ended March 31, 2022 Revenues: Net win from gaming devices $168,366 Proprietary game fees 5,139 Sales 11,555 Other Revenue 7,696 Total Revenue 192,755 Cost of Revenue: Gaming device locations' rents and participation costs 130,089 Other gaming device route operation costs 15,146 Cost of goods sold 5,874 Selling, general and administrative 23,850 Depreciation and amortization 5,732 Total Costs and Expenses 180,692 Income from Operations 12,063 Other Income (Expense): Interest income 19 Interest expense (8,317) Other expense (208) Tax Benefit (expense) 3 Total Other Expense (8,508) Net income $3,555

CENTURY GAMING, INC. CONSOLIDATED BALANCE SHEETS MARCH 31, 2022 (Unaudited) (in thousands) Current Assets Cash and cash equivalents 30,016$ Accounts receivable, net of allowance for doubtful accounts of $97 5,100 Advances and notes receivable, current 622 Inventory 5,490 Prepaid expenses and other 1,497 Total Current Assets 42,725 Property and equipment, net of accumulated depreciation of $64,889 18,479 Intangible assets, net of accumulated amortization of $76,315 12,177 Goodwill 10,508 Deferred taxes 2,385 Total Assets 86,274$ Current Liabilities Accounts payable 4,890$ Accrued expenses 5,936 Current maturities of long-term debt 63,187 Total Current Liabilities 74,013 Deferred taxes 528 Long-term debt, less current portion 49,667 Total Liabilities 124,208 Stockholders' (Deficit) Common stock, no par value, 50,000 shares authorized, 2,325.64 and 2,110 shares issued and outstanding 2,651 Additional paid-in capital 4,323 Less: Treasury stock (550) Accumulated deficit (44,358) Total Stockholders' Deficit (37,934) TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT 86,274$

CENTURY GAMING, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED MARCH 31, 2022 (Unaudited)